SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GENOIL INC.

(Exact name of registrant as specified in its charter)

Canada	N/A

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 650, 101 – 6 Avenue S.W.
Calgary, Alberta, Canada	T2P 3P4

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares	NASDAQ

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☑

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX
Articles of Incorporation of Genoil
Articles of Amendment of Genoil
By-law No.1 of Genoil

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

     This registration statement has been prepared on a prospective basis on the assumption that the common shares of Genoil Inc. will receive approval for listing on the applicable NASDAQ Stock Exchange. There can be no assurance, however, that such listing will occur or will occur as so contemplated. Any significant modifications or variations in the listing contemplated will be reflected in an amendment or supplement to this registration statement.

Item 1.     Description of Registrant’s Securities to be Registered.

     Genoil Inc. is authorized to issue an unlimited number of Genoil common shares, of which 143,456,447 Genoil common shares were issued and outstanding as at March 31, 2003. In addition, as at March 31, 2003, options to purchase 9,120,002 Genoil common shares were outstanding under the Genoil stock option plan.

     The Genoil shareholders are entitled to one vote per share held at meetings of shareholders, to receive such dividends as declared by the directors of Genoil and to receive the remaining property and assets of Genoil upon dissolution or winding up of Genoil. The Genoil common shares are not subject to any future call or assessment and there are no pre-emptive, conversion or redemption rights attached to such shares.

Item 2.     Exhibits.

Exhibit Number	Description of Document

4.1	Articles of Incorporation of Genoil Inc.

4.2	Articles of Amendment of Genoil Inc.

4.3	By-Laws of Genoil Inc.

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GENOIL INC.

Date: August 25, 2003	By:	(Signed) Thomas F. Bugg
		Name:	Thomas F. Bugg
		Title:	President

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EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Articles of Incorporation of Genoil Inc.

4.2	Articles of Amendment of Genoil Inc.

4.3	By-Laws of Genoil Inc.

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EXHIBITS

Exhibit Number	Description

4.1	Articles of Incorporation of Genoil Inc. dated April 1, 1996

4.2	Articles of Amendment of Genoil Inc. dated June 27, 1996

4.3	By-law No. 1 of Genoil Inc. as amended dated October 25, 2001

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